NEW CENTURY PORTFOLIOS
                          NEW CENTURY CAPITAL PORTFOLIO
                          INVESTMENT ADVISORY AGREEMENT


         INVESTMENT ADVISORY AGREEMENT made this 30th day of November, 1998 by and between New Century Portfolios, a Massachusetts business trust (the "Trust") for the New Century Capital Portfolio (the "Fund") and Weston Financial Group, Inc., a Massachusetts corporation (the "Advisor").

                                   BACKGROUND

         The Fund, a series of the Trust, is organized and operated as an open-end diversified management investment company, registered under the Investment Company Act of 1940 as amended (the "1940 Act"). The Trust desires to retain the Advisor to render investment advisory services to the Fund, and the Advisor is willing to render such services on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. The Trust hereby appoints the Advisor to act as investment advisor to the Fund for the period and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

         2. Subject to the supervision of the Board of Trustees of the Trust, the Advisor shall manage the investment operations of the Fund and the composition of the Fund's portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in and limited by the statements contained in the various documents filed with the U.S. Securities and Exchange Commission (the "Commission") as such documents may from time to time be amended and subject to the following understandings:

                  (a) The Advisor shall provide supervision of the Fund's investments and determine from time to time what investments or securities, including futures contracts, will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested, hedged, or held uninvested as cash.

                  (b) The Advisor shall use its best judgment in the performance of its duties under this Agreement.

                  (c) The Advisor, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Trust's Declaration of Trust and Bylaws, and the Prospectus of the Fund and with the instructions and directions of the Board of


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         Trustees  of the  Trust,  and  will  conform  to and  comply  with  the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

                  (d) The Advisor shall determine the securities to be purchased or sold by the Fund and will place orders pursuant to its determination with or through such persons, brokers or dealers in conformity with the policy with respect to brokerage as set forth in the Trust's Registration Statement and Prospectus of the Fund or as the Board of Trustees may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Advisor will give primary consideration to securing most favorable price and efficient execution. Consistent with this policy, the Advisor may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Advisor may be a party. It is understood that neither the Fund nor the Advisor has adopted a formula for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Advisor have access to supplemental investment and market research and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Advisor is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Advisor in connection with its services to other clients.

                  On occasions when the Advisor deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Advisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

                  (e) The Advisor shall maintain all books and records with respect to the Fund's securities transactions required by subparagraphs
         (b)(5), (6) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and shall render to the Trust's Board of Trustees such periodic and special reports as the Board may reasonably request.

                  (f) The Advisor shall provide the Fund's custodian and the Fund on each business day with information relating to all transactions concerning the Fund's assets.

                  (g) The investment management services provided by the Advisor hereunder are not to be deemed exclusive, and the Advisor shall be free to render similar services to others. While information and recommendations supplied to the Fund shall, in the


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

         Advisor's judgment, be appropriate under the circumstances and in light of investment objectives and policies of the Fund, they may be different from the information and recommendations supplied to other investment companies and customers. The Fund shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services, but the Fund shall not be entitled to receive preferential treatment as compared with the treatment given to any other investment company or customer.

                  (h) The Advisor shall perform such other services as are reasonably incidental to the foregoing duties.

         3.  The  Fund  has  delivered  to the  Advisor  copies  of  each of the
following   documents  and  will  deliver  to  it  all  future   amendments  and
supplements, if any:

                  (a) Declaration of Trust of the Trust, and any amendments thereto filed with the Secretary of the Commonwealth of Massachusetts (herein called the "Declaration of Trust");

                  (b) Bylaws of the Fund (such Bylaws, as in effect on the date hereof and as amended from time to time, are herein called the "Bylaws");

                  (c) Certified resolutions of the Board of Trustees of the Trust authorizing the appointment of the Advisor and approving the form of this Agreement;

                  (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the Commission relating to the Fund and shares of beneficial interest in the Fund and all amendments thereto;

                  (e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

                  (f) Prospectus of the Fund (such Prospectus, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus").

                  (g) Any other documents filed with the Commission. The Advisor shall have no responsibility or liability for the accuracy or completeness of the Trust's Registration Statement under the 1940 Act or the Securities Act of 1933 except for information supplied by the Advisor for inclusion therein. On behalf of the Fund the Trust agrees to indemnify the Advisor to the full extent permitted by the Trust's governing instruments.

         4. The Advisor shall authorize and permit any of its directors, officers and employees who may be elected as trustees or officers of the Trust to serve in the capacities in which they are elected. Services to be furnished by the Advisor under this Agreement may be furnished through the medium of any of such directors, officers or employees.


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

         5. The Advisor agrees that no officer or director of the Advisor, or of any affiliate of the Advisor, will deal for or on behalf of the Fund with himself as principal or agent, or with any corporation, partnership or other person in which he may have a financial interest, except that this shall not prohibit:

                  (a) Officers and directors of the Advisor or of any affiliate of the Advisor, from having a financial interest in the Fund, in the Advisor or in any affiliate of the Advisor.

                  (b) Officers and directors of the Advisor, or of any affiliate of the Advisor, from providing services to the Fund of a type usually and customarily provided to an investment company, pursuant to a written agreement approved by the Board of Trustees of the Fund, including a majority of the disinterested trustees of the Fund (as defined in the 1940 Act).

                  (c) The purchase of securities for the Fund, or the sale of securities owned by the Fund, through a security broker or dealer, one or more of whose partners, officers or directors is an officer or a director of the Advisor, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

         6. If any occasion should arise in which the Advisor or any of its officers or directors advises persons concerning the shares of the Fund, the Advisor or such officer or director will solely on its, her or his own behalf and not in any way on behalf of the Fund.

         7. The Advisor agrees that, except as herein otherwise expressly provided, neither it nor any of its officers or directors shall at any time during the period of this Agreement make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except securities issued by the Fund) or other assets by or for the Fund.

         8. The Advisor shall keep the Fund's books and records required to be maintained by it pursuant to paragraph 2 hereof. The Advisor agrees that all records which it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Advisor pursuant to paragraph 2 hereof.

         9. During the term of this Agreement, the Advisor will pay

                  (i)      the salaries and expenses of all its personnel, and

                  (ii) all expenses incurred by it in the ordinary course of performing its duties hereunder, but not expenses assumed by the Administrator of the Fund or the Fund pursuant to the Administration Agreement. All costs and expenses not expressly assumed



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

         by the Advisor under this Agreement shall be paid by the Administrator or the Fund, including but not limited to:

                           (i) interest and taxes, including but not limited to all issue or transfer taxes chargeable to the Fund in connection with its securities transactions;

                           (ii) brokerage commissions;

                           (iii) insurance premiums;

                           (iv) compensation and expenses of the Board of Trustees of the Fund;

                           (v) legal and audit expenses;

                           (vi) fees and expenses of the Fund's Administrator, custodian, distributor, transfer agent and accounting services agents;

                           (vii) expenses incident to the issuance of shares, including issuance on the payment of, or reinvestment of, dividends;

                           (viii) fees and expenses incident to the registration under Federal or state securities laws of the Fund or its shares;

                           (ix)  expenses  of  preparing,  printing  and mailing
                           reports   and   notices   and   proxy   material   to
                           shareholders of the Fund;

                           (x) all other expenses incidental to holding meetings of the Trust's trustees and the Fund's shareholders and all allocable communications expenses with respect to investor services and to preparing, printing, and mailing prospectuses and reports to shareholders in the amount necessary for distribution to the shareholders;

                           (xi) dues or assessments of or contributions to any trade association of which the Fund is a member;

                           (xii) such nonrecurring expenses as may arise, including litigation affecting the Fund and the legal obligations which the Trust may have to indemnify its officers and trustees with respect thereto;

                           (xiii) all expenses which the Trust agrees to bear in any distribution agreement or in any plan adopted by the Trust on behalf of the Fund pursuant to Rule 12b-1 under the Act; and

                           (xiv) all corporate fees payable by the Fund to federal, state or other governmental agencies.




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

         10. For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay to the Advisor as full compensation therefor a fee at an annualized rate of 1% of the Fund's average daily net assets for the first $100 million in assets and .75% of the assets exceeding that amount. This fee will be computed daily as of the close of business and will be paid to the Advisor monthly within ten (10) business days after the last day of each month and such advisory fee shall be adjusted, if necessary, at the time of the payment due in the last month in the fiscal year of the Fund. The Advisory Fee shall be prorated for any fraction of a month at the commencement or termination of this Agreement.

         11. In the event the expenses of the Fund for any fiscal year (including the fees payable to the Advisor and the Fund's administrator, but excluding interest, taxes, brokerage commissions, distribution fees, amortization of organization expenses and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business) exceed the limit set by applicable regulation of state securities commissions, if any, the compensation due to the Advisor hereunder will be reduced by twenty percent (20%) of the amount of such excess. If for any month such expenses exceed such limitation after giving effect to the above reduction of the fees payable to the Advisor and the Fund's administrator, the payment to the Advisor for that month will be reduced or postponed so that at no time will there be any accrued but unpaid liability under this expense limitation. Any such reductions or payments are subject to readjustment during the year, and the Advisor's obligation hereunder will be limited to the amount of its fee paid or accrued with respect to such fiscal year.

         12. The Advisor shall give the Fund the benefit of its best judgment and effort in rendering service hereunder, but the Advisor shall not be liable for any loss sustained by reason of the purchase, sale or retention of any securities or hedging instrument, whether or not such purchase, sale or retention shall have been based upon its own investigation or upon investigation and research made by any other individual, firm or corporation. The Advisor shall not be liable for any error of judgment or mistake of law for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person employed by the Advisor, who may be or become an employee of and paid by any other entity affiliated with the Fund, such as the administrator, distributor, or custodian to the Fund, shall be deemed, when acting within the scope of his employment by such other affiliated entity, to be acting in such employment solely for such other affiliated entity and not as the Advisor's employee or agent.

         13. This Agreement shall continue in effect for a period of more than two (2) years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities (as defined in


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

the 1940 Act) of the Fund, or by the Advisor at any time, without the payment of any penalty, on not more than sixty (60) days' nor less than thirty (30) days, written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         14. Nothing in this Agreement shall limit or restrict the right of any of the Advisor's directors, officers, or employees who may also be a trustee, officer or employee of the Fund to engage in any other business or to devote his time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Advisor's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association. Nothing in this Agreement shall prevent the Advisor or any affiliated person (as defined in the 1940 Act) of the Advisor from acting as investment advisor and/or principal underwriter for any other person, firm or corporation and shall not in any way limit or restrict the Advisor or any such affiliated person from buying, selling, or trading any securities or hedging instruments for its or their own accounts or for the account of others for whom it or they may be acting, provided, however, that the Advisor expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of it obligations to the Fund under the Agreement.

         15. Neither this Agreement nor any transaction made pursuant hereto shall be invalidated or in any way affected by the fact that trustees, officers, agents and/or shareholders of the Fund are or may be interested in the Advisor, or any successor or assignee thereof, as directors, officers, shareholders or otherwise; that directors, officers, shareholders or agents of the Advisor are or may be interested in the Fund as trustees, officers, shareholders or otherwise; or that the Advisor or any successor or assignee, is or may be interested in the Fund as shareholders or otherwise; provided, however, that neither the Advisor nor any officer or director of the Advisor or of the Trust shall sell to or buy from the Fund any property or security other than a security issued by the Fund, except in accordance with an applicable order or exemptive rule of the Commission.

         16. Except as otherwise provided herein or authorized by the Board of Trustees of the Trust from time to time, the Advisor shall for all purposes herein be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. The Fund and the Advisor are not partners or joint ventures with each other and nothing herein shall be construed so as to make them such partners or joint ventures or impose any liability as such on either of them.

         17. During the term of this Agreement, the Trust agrees to furnish the Advisor at its principal office with all prospectuses, proxy statements, reports to stockholders, sales literature, or other material prepared for distribution to stockholders of the Fund or the public, which refer to the Advisor in any way, prior to use thereof and not to use such material if the Advisor reasonably objects in writing within five (5) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Trust will continue to furnish to the Advisor copies of any of the above-mentioned materials which


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

refer in any way to the Advisor. The Trust shall furnish or otherwise make available to the Advisor such other information relating to the business affairs of the Trust or of the Fund as the Advisor at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder. The Trust agrees that, in the event that the Advisor ceases to be the Fund's investment advisor for any reason, the Fund will (unless the Advisor otherwise agrees in writing) promptly take all necessary steps to propose to the shareholders at the next regular meeting that the Fund change to a name not including the word "Weston." The Trust agrees that the word "Weston" in its name is derived from the name of the Advisor and is the property of the Advisor for copyright and all other purposes and that therefore such word may be freely used by the Advisor as to other investment activities or other investment products.

         18. This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

         19. This Agreement shall be subject to all applicable provisions of law, including, without limitation, the applicable provisions of the 1940 Act.

         20. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         21. Compensation to be paid to the Advisor hereunder shall be separate and distinct from organizational expenses, if any, to be reimbursed to the Advisor.

         22. Limitation of Liability. The Declaration of Trust dated February 1, 1990, as amended from time to time, establishing the Trust, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name New Century Portfolios means the Trustees from time to time serving (as Trustees but not personally) under Declaration of Trust. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by the President of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.


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


         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                             NEW CENTURY PORTFOLIOS

                                      By:   /S/  WAYNE GRZECKI

                                                     President



[Corporate Seal]                      Attest:   /S/  ELLEN M. BRUNO

                                                     Secretary



                                      WESTON FINANCIAL GROUP, INC.



                                      By:            /S/  IVEN RICHARD HOROWITZ

                                                     President

[Corporate Seal]                      Attest:        /S/  DOUGLAS A. BIGGAR

                                                     Secretary











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